UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2016

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 15, 2016, PDL BioPharma, Inc. (the “Company”) issued a press release announcing that it intends to offer, subject to market and other conditions, $150 million aggregate principal amount of new convertible senior notes due December 1, 2021 (Notes) under the Company’s shelf registration statement filed with the U.S. Securities and Exchange Commission on June 10, 2016. The Company also expects to grant the underwriters a 12-day overallotment option to purchase up to an additional $22.5 million aggregate principal amount of notes on the same terms and conditions. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company is also filing the investor presentation slides attached hereto as Exhibit 99.2 and is incorporated herein by reference, which presentation the Company intends to use in conversations with prospective investors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release
99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Peter S. Garcia
Peter S. Garcia
Vice President and Chief Financial Officer

Dated: November 15, 2016

Exhibit Index

Exhibit No.	Description
99.1	Press Release
99.2	Presentation